UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 2, 2007

ProUroCare Medical Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5500 Wayzata Blvd., Suite 310, Golden Valley, MN	55416
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   952-476-9093

One Carlson Parkway, Suite 124, Plymouth, MN 55447

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02(b)   Departure of Directors for Other Reasons;  Departure of Principal Officers

On May 2, 2007, Maurice Taylor resigned from ProUroCare Medical Inc.’s Board of Directors.  At the time of his resignation, Mr. Taylor was Chairman of the Board of Directors.  Mr. Taylor did not serve on any committees of the Board of Directors.

Item 8.01   Other Events

In response to Mr. Taylor’s resignation from the Board of Directors, the Company’s Board of Directors postponed the Company’s 2007 Annual Stockholder’s Meeting from June 5, 2007 to July 17, 2007.  The postponement was made to allow adequate time for the Company’s Nominating and Governance Committee to identify and nominate a suitable candidate to stand for election to the director’s seat vacated by Mr. Taylor, in accordance with its charter.

The Board of Directors named Richard C. Carlson, the Company’s CEO and director, as acting Chairman of the Board of Directors until the replacement candidate is nominated and duly elected.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.
	By:	/s/ Richard C. Carlson
May 4, 2007		Richard C. Carlson Chief Executive Officer